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                                                                    EXHIBIT 21.1
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                         Subsidiaries of Verisity Ltd.
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1.  Verisity Design, Inc.
     .  U.S. Sales Affiliate
     .  Mountain View, California

2.  Verisity Design, EURL
     .  European Sales Affiliate
     .  Paris, France

3.  Verisity Design, GMBH
     .  German Sales Affiliate
     .  Munich, Germany

4.  Verisity Design Canada, Inc.
     .  Canadian Sales Affiliate
     .  Ottawa, Canada

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